EXHIBIT 23.5


                      CONSENT OF THE WALLACH COMPANY, INC.

                               December 22, 1997

The Board of Directors
Tri-State Finance Corporation
616 E. Speer Boulevard
Denver, CO 80203

Members of the Board;

We hereby consent to the use in this Registration Statement on Form S-4 of our opinion as to the fairness, from a financial point of view, to the common stockholders of Tri-State Finance Corporation of the Merger Consideration, to the inclusion of our opinion as Appendix A to the proxy statement/prospectus portion of the Registration Statement, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


                                            /s/ The Wallach Company, Inc.

                                            THE WALLACH COMPANY, INC.